Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-74567) of Brown-Forman Corporation of our report dated June 14, 2018 relating to the financial statements of Brown-Forman Corporation Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
June 25, 2019